SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 8, 2007

IMPERIAL SUGAR COMPANY

(Exact name of registrant as specified in its charter)

TEXAS	000-16674	74-0704500
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

ONE IMPERIAL SQUARE P. O. BOX 9 SUGAR LAND, TEXAS	77487
(Address of principal executive offices)	(Zip Code)

(281) 491-9181

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On October 8, 2007, Robert S. Kopriva was appointed to Imperial Sugar Company’s Board of Directors and to its Audit Committee. Mr. Kopriva replaces Robert McLaughlin who retired effective the same day. Mr. Kopriva will receive remuneration in the amount of $45,000 annual retainer and an additional $10,000 annually for service on the Audit Committee. The Company also reimburses each director for travel expenses incurred in connection with his attendance at Board or Committee meetings or other Company business. The Company granted Mr. Kopriva 5,000 restricted stock units on October 8, 2007. These shares will vest six months following his termination of board service, but no earlier than October 8, 2009.

The Company issued a press release, dated October 9, 2007, announcing Mr. Kopriva’s appointment, which is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

99.1	Press release issued by Imperial Sugar Company dated October 9, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMPERIAL SUGAR COMPANY

Date: October 9, 2007	By:	/s/ H. P. Mechler
H. P. Mechler
Senior Vice President and Chief Financial Officer